Exhibit 99.1

API Technologies Announces Definitive Agreement For Acquisition by

Affiliate of J. F. Lehman & Co.

Shareholders to Receive $2.00 per Share in Cash

ORLANDO, Fla. – February 29, 2016 - API Technologies Corp. (NASDAQ:ATNY) (“API” or the “Company”), a leading provider of high performance RF, microwave, millimeterwave, power, and security solutions, today announced a definitive agreement providing for the Company to be acquired by an affiliate of private equity firm J. F. Lehman & Company (“JFLCO”), which specializes in the aerospace, maritime and defense industries.

Under the terms of the agreement, a newly formed affiliate of JFLCO, will acquire all of the outstanding shares of API Technologies common stock for $2.00 per share in cash in a merger transaction. The cash consideration represents a premium of approximately 98% to API’s closing share price on February 26, 2016 and a 74% premium to its weighted average trading price over the trailing 30 days. The transaction is expected to close in the second fiscal quarter of 2016.

Robert Tavares, President and Chief Executive Officer of API, stated, “The acquisition of our company by a JFLCO affiliate demonstrates support for the strategies and tactics the leadership team has put in place over the past twelve months. Under the new ownership, API will have the liquidity and capital structure needed to execute on our various business improvement and growth plans – creating a stronger business for our customers and employees alike.”

Louis Mintz, Partner at JFLCO, added, “We’re pleased to have API Technologies join our expanding array of aerospace, defense, and maritime portfolio companies. We believe API has tremendous potential given its strong product portfolio and superior RF/microwave technology, and we look forward to working with them to grow the business going forward.”

Glenn Shor, Principal at JFLCO, added, “Bob Tavares and the senior management team have established an excellent platform in the defense electronics market that aligns with our core investment philosophies at JFLCO. We’re excited to partner with the management team to take advantage of the many opportunities in front of API Technologies.”

The agreement, which is subject to customary closing conditions, including the expiration of early termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act, was unanimously approved by the Board of Directors of API Technologies, and was approved by a written consent of the stockholders of API Technologies holding a majority of API Technologies’ outstanding shares.

The Company has delayed filing of its Form 10-K for the year ending November 30, 2015 with the Securities and Exchange Commission (SEC) due to the timing of the negotiations of the merger agreement. The Company intends to file the Form 10-K promptly within the 15 day extension period provided under SEC rules.

Jefferies LLC is acting as financial advisor and Wilson Sonsini Goodrich & Rosati, Professional Corporation, is acting as legal advisor to API Technologies.

About API Technologies Corp.

API Technologies (NASDAQ: ATNY) is an innovative designer and manufacturer of high performance systems, subsystems, modules, and components for technically demanding RF, microwave, millimeterwave, electromagnetic, power, and security applications. A high-reliability technology pioneer with over 70 years of heritage, API Technologies products are used by global defense, industrial, and commercial customers in the areas of commercial aerospace, wireless communications, medical, oil and gas, electronic warfare, unmanned systems, C4ISR, missile defense, harsh environments, satellites, and space. Learn more about API Technologies and our products at www.apitech.com.

Safe Harbor for Forward Looking Statements

Except for statements of historical fact, the information presented herein constitutes forward-looking statements. All forward-looking statements are subject to certain risks, uncertainties and assumptions which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. These risks and uncertainties include but are not limited to, the risk that the conditions to closing of the merger are not satisfied or that the merger agreement is terminated; general economic and business conditions, including without limitation, reductions in government defense spending; government regulations; our ability to integrate and consolidate our operations; our ability to expand our operations in both new and existing markets; and the ability of our review of strategic alternatives to maximize stockholder value. Should one or more of these risks or uncertainties materialize, or should the assumptions prove incorrect, actual results may vary in material aspects from those currently anticipated. The forward-looking statements in this news release should be read in conjunction with the more detailed descriptions of the above factors located in our Annual Report on Form 10-K under Part I, Item 1A “Risk Factors,” and our Quarterly Reports on Form 10-Q under Part II, Item 1A “Risk Factors” as well as those additional factors we may describe from time to time in other filings with the Securities and Exchange Commission. All information in this release is as of the date hereof. We undertake no duty to update any forward-looking statement to conform the statement to actual results or changes in the Company’s expectations. Except as required by law, the Company assumes no obligation to update or revise any forward-looking statements in this press release, whether as a result of new information, future events, or otherwise.

Contacts:

Eric F. Seeton, Chief Financial Officer

+1 855-294-3800

investors@apitech.com

Chris Witty, Investor Relations

+1 646-438-9385

cwitty@darrowir.com